As filed with the Securities and Exchange Commission on October 20, 2006

Registration Statement No. 333-119145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	95-3630868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 CAMPUS POINT DRIVE

SAN DIEGO, CALIFORNIA 92121

(858) 826-6000

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

Science Applications International Corporation Retirement Plan

(formerly known as Employee Stock Retirement Plan and Science Applications International Corporation 401(k) Profit Sharing Plan)

Restated 1984 Bonus Compensation Plan

Stock Compensation Plan and Management Stock Compensation Plan

Key Executive Stock Deferral Plan

2004 Employee Stock Purchase Plan

1999 Stock Incentive Plan

AMSEC Employees 401(k) Profit Sharing Plan

(Full title of the plans)

COPY TO:

DOUGLAS E. SCOTT, ESQ.

Senior Vice President, General Counsel and Secretary

Science Applications International Corporation

10260 Campus Point Drive

San Diego, California 92121

(858) 826-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed on September 21, 2004 (file No. 333-119145), (the “Registration Statement”), is filed for the sole purpose of deregistering the remaining 54,951,973 shares of the Registrant’s Class A common stock, par value $.01 per share (the “Common Shares”), previously registered for issuance under the Restated 1984 Bonus Compensation Plan and the 1999 Stock Incentive Plan, or for issuance and delivery to a trustee or agent for the benefit of employees under the Science Applications International Corporation Retirement Plan, the Stock Compensation Plan and Management Stock Compensation Plan, the Key Executive Stock Deferral Plan, the 2004 Employee Stock Purchase Plan, and the AMSEC Employees 401(k) Profit Sharing Plan (collectively, the “Plans”), but not issued pursuant to the Plans.

As a result of the reorganization merger of the Registrant effectuated on October 16, 2006, the Registrant’s Class A common stock is no longer available for issuance or as an investment option for contributions under the Plans. Accordingly, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 in order to deregister the Common Shares of the Registrant that were unsold as of October 16, 2006, under the Plans.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 19, 2006.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION.

By	/s/ K.C. Dahlberg K.C. Dahlberg Chairman of the Board and Chief Executive Officer

Pursuant to the Power of Attorney executed under the Form S-8 Registration Statement and pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement has been signed by the following persons in their respective capacities and on the date indicated.

Signature	Title	Date

* K.C. Dahlberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 19, 2006

/s/ M.W. Sopp M.W. Sopp	Chief Financial Officer (Principal Financial Officer)	October 19, 2006

/s/ J.R. Hartley J.R. Hartley	Controller (Principal Accounting Officer)	October 19, 2006

* W.H. Demisch	Director	October 19, 2006

* J.A. Drummond	Director	October 19, 2006

* D.H. Foley	Director	October 19, 2006

J.J. Hamre	Director

Signature	Title	Date

* A.K. Jones	Director	October 19, 2006

* H.M.J. Kraemer, Jr.	Director	October 19, 2006

* E.J. Sanderson, Jr.	Director	October 19, 2006

L.A. Simpson	Director

* J.P. Walkush	Director	October 19, 2006

* A.T. Young	Director	October 19, 2006

*By /s/ D.E. SCOTT D.E. Scott, as attorney-in-fact